EXHIBIT 5.1


May 15, 2002

Cummins Inc.
500 Jackson Street
Box 3005
Columbus, Indiana 47202-3005

Ladies and Gentlemen:

          I am Vice President-General Counsel of Cummins Inc., an Indiana corporation (the "Company"), and am rendering this opinion in connection with a registration statement on Form S-3 (the "Registration Statement") to be filed on or about the date hereof by the Company and by Cummins Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities (the "Registered Securities"): (i) shares of common stock, $2.50 par value per share, of the Company (the "Common Stock"); (ii) shares of preferred stock of the Company in one or more series (the "Preferred Stock"); (iii) shares of preference stock of the Company in one or more series (the "Preference Stock"); (iv) debt securities of the Company, in one or more series, which may be senior or subordinated debt securities, in each case consisting of notes, debentures or other unsecured evidences of indebtedness (the "Debt Securities"); (v) depositary shares representing fractional interests in shares of Preferred Stock or Preference Stock (the "Depositary Shares"); (vi) warrants to purchase any of the securities described in clauses (i) to (v) (collectively, the "Warrants"); (vii) preferred securities of the Trust (the "Trust Preferred Securities"); (viii) the Company's guarantees with respect to the Trust Preferred Securities (each, a "Guarantee" and, collectively, the "Guarantees"); (ix) the Company's stock purchase contracts (the "Stock Purchase Contracts") and (x) the Company's stock purchase units (the "Stock Purchase Units") consisting of (a) Stock Purchase Contracts and (b) either Trust Preferred Securities, Debt Securities or debt obligations of third parties, including U.S. Treasury Securities that, in each case, secure the obligations of the holder of the Stock Purchase Unit under the Stock Purchase Contract.

          I have examined such corporate records, certificates and other documents that I considered necessary or appropriate for the purposes of this opinion. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties. In addition, I have assumed a definitive purchase, underwriting or similar agreement with respect to the offering of any securities registered under the Registration Statement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and have further assumed the issuance of the subject securities in accordance with the terms of any such agreement upon payment of the consideration therefor provided for therein.

          Based upon such examination, I am of the opinion as follows:

1. the Company has been duly incorporated and is a validly existing corporation under the laws of the State of Indiana; the Company has the full power and authority under the Indiana Business Corporation Law, and under its Restated Articles of Incorporation and By-Laws, as amended, to issue the Common Stock, the Preferred Stock, the Preference Stock, the Depositary Shares, the Debt Securities, the Warrants, the Guarantees, the Stock Purchase Contracts and the Stock Purchase Units;

2. the shares of Common Stock registered under the Registration Statement, when duly authorized and issued for consideration having a value not less than the par value thereof, and, in the event of the issuance of Common Stock upon the conversion, exchange or exercise of other securities registered under the Registration Statement, the Company having received the consideration which is payable upon such conversion, exchange or exercise, will be validly issued, fully paid and nonassessable;

3. the shares of Preferred Stock registered under the Registration Statement, when duly authorized and issued against payment therefor, and, in the event of the issuance of Preferred Stock upon the conversion, exchange or exercise of other securities registered under the Registration Statement, the Company having received the consideration which is payable upon such conversion, exchange or exercise, will be validly issued, fully paid and nonassessable;

4. the shares of Preference Stock registered under the Registration Statement, when duly authorized and issued against payment therefor, and, in the event of the issuance of Preference Stock upon the conversion, exchange or exercise of other securities registered under the Registration Statement, the Company having received the consideration which is payable upon such conversion, exchange or exercise, will be validly issued, fully paid and nonassessable;

5.   the Depositary Shares registered under the Registration Statement, when
     (a) a depository agreement is duly authorized, executed and delivered by the Company, (b) the applicable amount of Preferred Stock or Preference Stock is deposited with the depositary under such depositary agreement and (c) the Depositary Shares are duly executed and delivered against payment therefor in accordance with such depositary agreement, and making the same assumptions with respect to the issuance of Preferred Stock or Preference Stock set forth in the foregoing paragraphs (3) and (4), any securities consisting of Depositary Shares will be validly issued and will be entitled to the benefits of the applicable depositary agreement;

6. the Debt Securities registered under the Registration Statement, when duly authorized, executed, authenticated and delivered against payment therefor, and, in the event of the issuance of Debt Securities upon the conversion, exchange or exercise of other securities registered under the Registration Statement, the Company having received the consideration which is payable upon such conversion, exchange or exercise, will be validly issued and will constitute binding obligations of the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity;

7. the Warrants registered under the Registration Statement, when (a) a warrant agreement is duly authorized, executed and delivered by the Company and (b) the Warrants are duly executed and delivered against payment therefor in accordance with such warrant agreement, will be validly issued and will constitute binding obligations of the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity;

8. the Guarantees, when duly authorized, validly executed and delivered by each of the parties thereto in connection with the issuance and sale of Trust Preferred Securities, when the Company receives the purchase price for the Trust Preferred Securities to which such Guarantees relate and when such Guarantees are duly qualified under the Trust Indenture Act, will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity; and

9. the Stock Purchase Contracts registered under the Registration Statement, when the Stock Purchase Contracts are duly authorized, executed and delivered by the Company against payment therefor, will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

          The foregoing opinions as they relate to Stock Purchase Contracts and Debt Securities shall be applicable whether Stock Purchase Contracts or Debt Securities are issued separately or are issued together as part of a Stock Purchase Unit.

          I know that I may be referred to as counsel who has passed upon the validity of the issuance of the Common Stock, Preferred Stock, Preference Stock, Depositary Shares, Debt Securities, Warrants, Guarantees or Stock Purchase Contracts on behalf of the Company, in the Prospectus or a supplement to the Prospectus forming a part of the Registration Statement, and I hereby consent to being named in the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit 5.1 thereto.



                                                 Very truly yours,


                                                 /s/ Marya M. Rose
                                                 ------------------------------
                                                 Marya M. Rose
                                                 Vice President-General Counsel